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                                                                     EXHIBIT 7.1
                                                                     -----------



                              EXERCISE AGREEMENT
                              ------------------

To:  Asche Transportation Systems, Inc.                Dated: December 12, 2000



          The undersigned, pursuant to the provisions set forth in the attached Warrant issued as of July 7, 2000, hereby agrees to subscribe for the purchase of 950,000 shares of the Warrant Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.


                                   CHURCHILL ENVIRONMENTAL & INDUSTRIAL
                                   EQUITY PARTNERS, L.P., a Delaware
                                   limited partnership

                                   By Churchill Capital Environmental, L.L.C., a Delaware limited liability company,
                                   Its General Partner


                                        By Churchill Capital, Inc.,
                                        Its Managing Agent

                                             By: /s/ Melissa M. White
                                                 -------------------------
                                                 Name: Melissa M. White
                                                 Title: Principal